UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) March 6, 2006



                           GENERAL MOTORS CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)



             STATE OF DELAWARE                  1-143           38-0572515
             -----------------                  -----           ----------
         (State or other jurisdiction of     (Commission     (I.R.S. Employer
         Incorporation or Organization)      File Number)   Identification No.)

      300 Renaissance Center, Detroit, Michigan                  48265-3000
      -----------------------------------------                  ----------
      (Address of Principal Executive Offices)                   (Zip Code)




        Registrant's telephone number, including area code (313) 556-5000
                                                           --------------








================================================================================
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  MATERIAL DEFINITIVE AGREEMENTS


GM Announces Restructuring of its U.S. Salaried Retirement Benefits
New Defined Contribution Plan for Employees Hired on or After Jan. 1, 2001 New Defined Benefit Formula for Employees Hired Before Jan. 1, 2001 Changes to Reduce Financial Risks, Annual Pension Expense


DETROIT - General Motors Corp. (NYSE: GM) today announced modifications to its pension and other benefits for U.S. salaried employees aimed at providing a competitive and fair benefit to future retirees, while reducing financial risks to GM.

Effective Jan. 1, 2007, GM will freeze the accrued pension benefits for U.S. salaried employees under the current defined benefit plan formula and begin the shift toward a broader reliance on defined contribution plans in the future. Salaried employees who were hired on or after Jan. 1, 2001 will move exclusively to a defined contribution plan for future service. Salaried employees hired before that date will remain in the defined benefit plan. They will receive a reduced retirement benefit for future accruals under a new career average pay formula. Pension benefits earned prior to the transition date will be preserved. The changes do not affect the benefits of GM's current U.S. salaried retirees or the vested benefits of former employees.

"As noted on Feb. 7, when we announced significant additional actions to support GM's ongoing turnaround plan, these decisions are difficult, but necessary to position GM for future success and preserve employees' earned retirement benefits," GM Chairman and Chief Executive Officer Rick Wagoner said. "These changes will reduce financial risks and future costs for GM, while protecting current retirees' and employees' earned pension benefits and providing competitive and fair retirement benefits going forward."

These changes, effective Jan. 1, 2007, include the following:

o GM salaried employees hired before Jan. 1, 2001, who currently participate in the traditional defined benefit plan with a final average pay formula will stop accruing future benefits under that formula and receive a modified future benefit based on 1.25 percent of average monthly base salary for their future years of service.

o GM salaried employees hired on or after Jan. 1, 2001, who currently participate in a cash balance plan, will stop accruing future pay credits under that plan and receive a contribution to their salaried 401(k) program from GM of 4 percent of annual base salary. Existing balances under the cash balance plan continue to earn annual interest credits.

o GM U.S. executives who participate in the Supplemental Executive Retirement Plan (SERP) also will have their SERP benefits frozen as of Dec. 31, 2006. Effective Jan. 1, 2007, the SERP plan will be amended to be aligned with the revised U.S. salaried employee pension plan.

The changes to the U.S. salaried pension plan and related benefits follow a series of actions announced on Feb. 7 aimed at reducing GM's structural costs and improving GM's financial flexibility, including capping retiree health-care benefits for U.S. salaried retirees; cutting compensation for GM's top officers and board members by up to 50 percent; and reducing the quarterly dividend by 50 percent.

Late last year, GM reached a tentative agreement with the United Auto Workers Union that would significantly reduce GM's hourly retiree health-care costs. This agreement was ratified by members of the union and is awaiting court approval. GM also announced plans to reduce its North American manufacturing capacity, and eliminate 30,000 hourly jobs by 2008.

"Global competition is truly changing the auto industry, and we must restructure ourselves to compete successfully in it," Wagoner said. "In many cases, our non-U.S. based competitors do not have comparable legacy costs, because retirement benefits for employees and retirees in their home countries are more heavily government funded. So, our legacy costs in pensions and health care are an area of significant competitive disadvantage for us. These changes we are announcing today in our salaried retirement program, plus other changes we announced in recent months, will continue to provide our employees with a good benefit package today, while reducing GM's financial risk and cost structure."

In connection with the changes being announced today, GM expects its worldwide FAS-87 pre-tax pension expense to be reduced by approximately $420 million in 2007. On an annual basis, commencing in 2007, the additional 401(k) contributions the corporation will make for employees hired after Jan. 1, 2001 are expected to increase expense by approximately $15 million. As a result of the changes, GM also expects to record a FAS-88 pre-tax charge of approximately $120 million upon remeasurement of GM's long term pension liability. Assuming the remeasurement occurs by the end of March, 2006, GM expects to realize about 75 percent of the expected annual FAS-87 expense reduction in 2006. The changes are also expected to reduce GM's year-end 2006 pension liability by approximately $1.6 billion.

In addition to these actions, effective Jan. 1, 2007, all eligible U.S. salaried employees who contribute to GM's 401(k) program will receive a company match of 50 percent on the amount the employee contributes up to 4 percent of base salary. This action will increase pre-tax expense by approximately $70 million annually.

General Motors Corp., the world's largest automaker, has been the global industry sales leader for 75 years. Founded in 1908, GM today employs about 327,000 people around the world. With global headquarters in Detroit, GM manufactures its cars and trucks in 33 countries. In 2005, 9.17 million GM cars and trucks were sold globally under the following brands: Buick, Cadillac, Chevrolet, GMC, GM Daewoo, Holden, HUMMER, Opel, Pontiac, Saab, Saturn and Vauxhall. GM operates one of the world's leading finance companies, GMAC Financial Services, which offers automotive, residential and commercial financing and insurance. GM's OnStar subsidiary is the industry leader in vehicle safety, security and information services. More information on GM can be found at www.gm.com.


                                      # # #


Forward-looking Statements
In this press release and in related comments by General Motors' and General Motors Acceptance Corporation's management, the use of the words "expect," "anticipate," "estimate," "forecast," "initiative," "objective," "plan," "goal," "project," "outlook," "priorities," "target," "intend," "evaluate," "pursue," "seek," "may," "would," "could," "should," "believe," "potential," "continue," "designed," "impact," or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements in this press release and in related comments, other than statements of historical fact, including without limitation, statements about future events and financial performance, are forward-looking statements that involve certain risks and uncertainties.

While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and GM's actual results may differ materially due to numerous important factors that are described in GM's most recent report on SEC Form 10-K, which may be revised or supplemented in subsequent reports on SEC Forms 10-K, 10-Q and 8-K. Such factors include, among others, the following: the ability of GM to realize production efficiencies, to achieve reductions in costs as a result of the turnaround restructuring, to achieve reductions in health care and pension costs and to implement capital expenditures at levels and times planned by management; the amount and rate of employee attrition, the pace of product introductions; market acceptance of the corporation's new products; significant changes in the competitive environment and the effect of competition in the corporation's markets, including on the corporation's pricing policies; our ability to maintain adequate financing sources and an appropriate level of debt; restrictions on GMAC's and Residential Capital Corporation (ResCap)'s ability to pay dividends and prepay subordinated debt obligations to us; changes in the existing, or the adoption of new, laws, regulations, policies or other activities of governments, agencies and similar organizations where such actions may affect the production, licensing, distribution or sale of our products, the cost thereof or applicable tax rates; costs and risks associated with litigation; the final results of investigations by the SEC; changes in our accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, which could result in an impact on earnings; changes in relations with unions and employees/retirees and the legal interpretations of the agreements with those unions with regard to employees/retirees; labor strikes or work stoppages at GM or at key suppliers such as Delphi Corp.; additional credit rating downgrades; the impact of a potential sale or other extraordinary transaction involving GMAC on the results of GM's and GMAC's operations and liquidity; other factors impacting financing and insurance operating segments' results of operations and financial condition such as credit ratings, adequate access to the market, changes in the residual value of off-lease vehicles, changes in U.S. government-sponsored mortgage programs or disruptions in the markets in which our mortgage subsidiaries operate, and changes in our contractual servicing rights; shortages of and price increases for fuel; and changes in economic conditions, commodity prices, currency exchange rates or political stability in the markets in which we operate.

In addition, GMAC's actual results may differ materially due to numerous important factors that are described in GMAC's most recent report on SEC Form 10-K, which may be revised or supplemented in subsequent reports on SEC Forms 10-K, 10-Q and 8-K. Such factors include, among others, the following: the ability of GM, to complete a transaction with a strategic investor regarding a controlling interest in GMAC while maintaining a significant stake in GMAC, securing separate credit ratings and low cost funding to sustain growth for GMAC and ResCap and maintaining the mutually beneficial relationship between GMAC and GM; significant changes in the competitive environment and the effect of competition in the corporation's markets, including on the corporation's pricing policies; our ability to maintain adequate financing sources; our ability to maintain an appropriate level of debt; the profitability and financial condition of GM, including changes in production or sales of GM vehicles, risks based on GM's contingent benefit guarantees and the possibility of labor strikes or work stoppages at GM or at key suppliers such as Delphi Corp.; funding obligations under GM and its subsidiaries' qualified U.S. defined benefits pension plans; restrictions on ResCap's ability to pay dividends and prepay subordinated debt obligations to us; changes in the residual value of off-lease vehicles; changes in U.S. government-sponsored mortgage programs or disruptions in the markets in which our mortgage subsidiaries operate; changes in our contractual servicing rights; costs and risks associated with litigation; changes in our accounting assumptions that may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; changes in the credit ratings of GMAC or GM; the threat of natural calamities; changes in economic conditions, currency exchange rates or political stability in the markets in which we operate; and changes in the existing, or the adoption of new, laws, regulations, policies or other activities of governments, agencies and similar organizations.

Investors are cautioned not to place undue reliance on forward-looking statements. GM undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other such factors that affect the subject of these statements, except where expressly required by law.

Use of the term "loans" describes products associated with direct and indirect lending activities of GMAC's global operations. The specific products include retail installment sales contracts, loans, lines of credit, leases or other financing products. The term "originate" refers to GMAC's purchase, acquisition or direct origination of various "loan" products.


                                    # # #


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          --------------------------
                                          (Registrant)

Date:  March 7, 2006                 By:  /s/PETER R. BIBLE
                                     ---  -----------------
                                          (Peter R. Bible,
                                           Chief Accounting Officer)